Exhibit 99.2

TEVOGEN MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”). Some of the information contained in this discussion and analysis, including information with respect to our plans, objectives, expectations, projections, and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set out in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Annual Report”), our actual results could differ materially from the results described in or implied by these forward-looking statements. See also the section entitled “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report.

Unless the context otherwise requires, references to the “Company,” “we,” “us,” and “our” in this section generally refer to Tevogen Bio Inc before the Business Combination (as defined below) or, from and after the Business Combination, Tevogen Bio Holdings Inc.

Overview

We are a clinical-stage specialty immunotherapy company harnessing one of nature’s most powerful immunological weapons, CD8+ cytotoxic T lymphocytes (“CD8+ CTLs”), to develop off-the-shelf, precision T cell therapies for the treatment of infectious diseases, cancers, and neurological disorders with the aim of addressing the significant unmet needs of large patient populations. We believe that sustainability and commercial success in the forthcoming era of medicine will rely on ensuring patient accessibility through advanced science, innovative business models, and engagement across the development lifecycle and healthcare system. We aspire to be the first biotechnology company offering commercially attractive, economically viable, and cost-effective personalized T cell therapies.

We believe our allogeneic, precision T cell technology platform, ExacTcellTM, represents a significant scientific breakthrough that has the potential to produce a new class of off the shelf – manufactured and stored for immediate use – drugs with diverse applications spanning virology, oncology, and neurology. ExacTcell is a set of processes and methodologies to develop, enrich, and expand single human leukocyte antigen (“HLA”) restricted CTL therapies with proactively selected, precisely defined targets. HLA molecules are proteins that play an important role in the immune system’s ability to recognize “self” versus “foreign.” There are numerous HLA types that vary from person to person. CD8+ CTLs, also known as killer T cells, are white blood cells that are part of the immune system and destroy infected, malignant, or otherwise damaged cells. We are focused on using ExacTcell to develop allogeneic therapeutics, meaning therapeutics that are intended to be infused in patients other than the original donor.

ExacTcell therapies are based on carefully selected, naturally occurring CTLs that recognize targets of interest from the body’s native T cell receptor pool, unlike genetically engineered T cell therapies. CD8+ CTLs in ExacTcell-based products target multiple and distinct antigens, with the aim to circumvent the impact of mutations in viruses and cancer cells that can render existing treatments ineffective. ExacTcell is designed to maximize the immunologic specificity of our products in order to eliminate malignant and virally infected cells while allowing healthy cells to remain intact. We believe this high degree of specificity has the potential to significantly reduce the chances of cross-reactivity or adverse impact on healthy cells. Our confidence in ExacTcell is reflected in our development pipeline, which has been carefully tailored to address the unmet needs of large patient populations grappling with life-threatening viral diseases, both viral and non-viral induced cancers, and neurological disorders such as multiple sclerosis.

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The first clinical product of ExacTcell, TVGN 489, is being developed to fill a critical gap in COVID-19 therapeutics for the immunocompromised and the high-risk elderly, with potential applications in both treatment and prevention of chronic lingering symptoms of the disease (“Long COVID”). Viruses, including COVID-19, hijack cellular machinery to transform infected cells into virus production plants. Elimination of infected cells is necessary to allow them to be replaced by healthy, uninfected counterparts. TVGN 489 consists of CTLs active against multiple precise, well defined, and well characterized targets across the SARS-CoV-2 genome. The product progressed from pre-discovery to the clinic in less than 18 months, and in January 2023, we completed the Phase 1 proof-of-concept clinical trial of TVGN 489 for the treatment of ambulatory, high-risk adult COVID-19 patients. No dose-limiting toxicities or significant treatment-related adverse events were observed in the treatment arm. Secondary endpoints showing a rapid reduction of viral load and that infusion of TVGN 489 did not prevent development of the patients’ own T cell-related (cellular) or antibody-related (humoral) anti-COVID-19 immunity were also met. None of the patients who participated in the trial reported progression of infection, reinfection, or the development of Long COVID during the six-month follow-up period. These clinical observations were mirrored by laboratory evidence of the persistence of TVGN 489 cells for at least six months after treatment. We hope to launch a pivotal trial of TVGN 489 in COVID-19 patients with B cell malignancies as soon as late 2024, with studies of other highly vulnerable populations thereafter. TVGN 489 is also in preclinical development for treatment and prevention of Long COVID.

Since commencing operations in June 2020, we have devoted substantially all our efforts and financial resources to establishing corporate governance, recruiting essential staff, establishing research and development capability including securing laboratory space and equipment, conducting scientific research, securing intellectual property rights to our inventions related to our product candidates and ExacTcell, carrying out drug discovery including pre-clinical studies and our Phase 1 clinical trial of TVGN 489, raising capital, and pursuing the Business Combination.

To date, we have not generated any revenue. As a result, we have never been profitable and have incurred net losses since the commencement of our operations. Our net losses for the years ended December 31, 2023 and 2022, were $60.5 million and $22.0 million, respectively. As of December 31, 2023, we had an accumulated deficit of $99.7 million, and cash of $1.1 million.

On February 14, 2024, we entered into a securities purchase agreement with an investor, pursuant to which the investor purchased 500 shares of our Series A Preferred Stock for an aggregate purchase price of $2.0 million. On March 27, 2024, we entered into an Amended and Restated Securities Purchase Agreement with the investor pursuant to which we amended and restated the original agreement and the investor agreed to purchase 600 shares of our Series A-1 Preferred Stock for an aggregate purchase price of $6.0 million, for which proceeds of $1.2 million have been received. The shares of Series A Preferred Stock are convertible into a total of 500,000 shares of our common stock at the election of the holder, and the shares of Series A-1 Preferred Stock will be convertible into a total of 600,000 shares of the Company’s common stock. Each of the Series A Preferred Stock and Series A-1 Preferred Stock is subject to a call right providing us the right to call the stock if the volume weighted average price of the common stock for the 20 days prior to delivery of the call notice is greater than $5.00 per share and there is an effective resale registration statement on file covering the underlying common stock. The Series A Preferred Stock and the Series A-1 Preferred is non-voting, has no mandatory redemption, and carries an annual 5% cumulative dividend, increasing by 2% each year, and the dividend on the Series A-1 Preferred Stock is capped at 15% per annum.

Based on cash on hand as of the date of this report, as well as our history of operating losses and negative cash flows from operation combined with our anticipated use of cash, we have concluded that we do not have sufficient cash to fund our operations for 12 months from the issuance date of our financial statements, and as a result, under applicable accounting standards and disclosure rules, there is substantial doubt about our ability to continue as a going concern. In making this determination, applicable accounting standards prohibited us from considering the potential mitigating effect of plans that have not been fully implemented as of the date of our financial statements, including without limitation plans to raise additional capital.

We do not expect to generate product revenue unless and until we obtain marketing approval for and successfully commercialize TVGN 489 or another product candidate, and we cannot assure you that we will ever generate significant revenue or profits. We expect to incur significant expenses related to expanding our research and development capability, building our manufacturing infrastructure including through acquisitions, and developing our commercialization organization, including reimbursement, marketing, managed market, and distribution functions, and training and deploying a specialty medical science liaison team.

On February 14, 2024, pursuant to the agreement and plan of merger dated June 28, 2023 (the “Merger Agreement”) by and among Semper Paratus Acquisition Corporation (“Semper Paratus”), Semper Merger Sub, Inc., a wholly owned subsidiary of Semper Paratus (“Merger Sub”), SSVK Associates, LLC, the Company, and Dr. Ryan Saadi, in his capacity as seller representative, Merger Sub merged with and into the Company, with the Company being the surviving company and a wholly owned subsidiary of Semper Paratus (the “Merger,” and together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) and Semper Paratus was renamed Tevogen Bio Holdings Inc.

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Components of our Results of Operations

Revenue

To date, we have not generated any revenue, and we do not expect to generate any revenue from the sale of products unless and until we obtain marketing approval for and commercialize TVGN 489 or another product candidate.

Operating Expenses

Research and Development Expenses

Research and development expenses consist primarily of costs incurred for our research activities, including staffing, discovery efforts, preclinical studies, and clinical development of TVGN 489, and preclinical studies of other product candidates, and include:

●	acquisition of supplies and equipment and leasing lab spaces;

●	expenses incurred to conduct the necessary pre-clinical studies required by the U.S. Food and Drug Administration to obtain the regulatory approval necessary to conduct our TVGN 489 clinical trial;

●	salaries, benefits, and other related costs for personnel engaged in research and development functions;

●	costs of funding research performed by third parties, including pursuant to agreements with contract research organizations (“CROs”), and investigative site costs to conduct our pre-clinical studies and clinical trials;

●	manufacturing costs, including expenses incurred under agreements with contract manufacturing organizations (“CMOs”), including manufacturing scale-up expenses, and the cost of acquiring and manufacturing pre-clinical study and clinical trial materials;

●	costs of outside consultants, including their fees, stock-based compensation, and related travel expenses;

●	costs of laboratory supplies and acquiring materials for pre-clinical studies and clinical trials; and

●	facility-related expenses, which include direct depreciation costs of equipment and expenses for rent and maintenance of facilities and other operating costs.

Research and development activities are central to the biotechnology business model. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages, primarily due to the increased study sizes, which also leads generally to longer patient enrollment times in later-stage clinical trials. We expect our research and development expenses to increase significantly over the next several years as we increase manufacturing, shipping, and storage of clinical batches required for clinical trials, incur increased personnel costs, including stock-based compensation, conduct planned clinical trials for TVGN 489 and other clinical and pre-clinical activities for other product candidates, and prepare regulatory filings for any of our product candidates.

The successful development of our current or future product candidates is highly uncertain. At this time, we cannot reasonably estimate or know the nature, timing, and costs of the efforts that will be necessary to complete the development of any product candidates. The success of TVGN 489 and our other product candidates will depend on several factors, including the following:

●	with respect to products other than TVGN 489, successfully completing pre-clinical studies;

●	successfully initiating future clinical trials;

●	successfully enrolling patients in and completing clinical trials;

●	applying for and receiving marketing approvals from applicable regulatory authorities;

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●	obtaining and maintaining intellectual property protection and regulatory exclusivity for TVGN 489 and any other product candidates we are developing or may develop in the future and enforcing, defending, and protecting these rights;

●	making arrangements with third-party manufacturers, or establishing adequate commercial manufacturing capabilities;

●	establishing sales, marketing, and distribution capabilities and launching sales of our products, if and when approved, whether alone or in collaboration with others;

●	market adoption of TVGN 489 and any other product candidates, if and when approved, by patients and the medical community;

●	competing effectively with potential therapeutic alternatives in our target disease areas; and

●	adequate reimbursement by private and public payors including health technology appraisal entities in non-U.S. countries.

A change in the outcome of any of these variables concerning the development, manufacturing, or commercialization activities of a product candidate could result in a significant change in the costs and timing associated with the development of that product candidate. For example, if we are required to conduct additional clinical trials or other testing of our product candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our product candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive, if there are safety concerns, or if we determine that the observed safety or efficacy profile would not be competitive in the marketplace, we could be required to expend significant additional financial resources and time on the completion of clinical development. Product commercialization will take several years, and we expect to spend a significant amount in development costs.

General and Administrative Expenses

General and administrative expenses primarily consist of personnel expenses, which include salaries, benefits, and stock-based long term inventive compensation for employees. These expenses also encompass corporate facility costs such as rent, utilities, depreciation, and maintenance, as well as costs not classified under research and development expenses. Legal fees pertaining to intellectual property and corporate matters, as well as fees for accounting and consulting services, are also included in general and administrative expenses.

We expect that our general and administrative expenses will increase in the future to support our continued research and development activities, potential commercialization efforts, and increased costs of operating as a public company. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside consultants, lawyers, accountants, and recruitment firms, among other expenses. Increased costs associated with being a public company will also include expenses related to services associated with maintaining compliance with Securities and Exchange Commission and Nasdaq Stock Market requirements, insurance, and investor relations costs. If any of our current or future product candidates obtains marketing approval, we expect that we would incur significantly increased expenses associated with sales and marketing efforts.

Interest Expense, Net

Interest expense, net consists primarily of interest on our convertible promissory notes, partially offset by interest earned on bank deposits. (See “—Sources of Liquidity” below.)

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Change in Fair Value of Convertible Promissory Notes

U.S. accounting standards provide entities with an option to measure many financial instruments and certain other items at fair value. As a result of us electing this option, we record all convertible promissory notes at fair value with changes in fair value reported in our statement of operations.

Income Tax Provision

Since inception, we have incurred significant net losses. As of December 31, 2023, we had net operating loss carryforwards (“NOLs”) for federal and state income tax purposes of $13.9 million and $16.4 million, respectively. We have provided a valuation allowance against the full amount of our net deferred tax assets since, in the opinion of our management, based upon our historical and anticipated future losses, it is more likely than not that the benefits will not be realized.

Our utilization of our NOLs may be subject to a substantial annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, respectively, as well as similar state provisions.

Results of Operations

Comparison of the years ended December 31, 2023 and 2022

The following table summarizes our results of operations for the years ended December 31, 2023 and 2022:

	Year ended December 31,
	2023	2022
Operating expenses:
Research and development	$4,403,526	$5,774,298
General and administrative	4,439,499	7,949,766
Total operating expenses	8,843,025	13,724,064
Loss from operations	(8,843,025)	(13,724,064)
Interest expense, net	(1,206,352)	(932,419)
Change in fair value of convertible promissory notes	(50,428,303)	(7,384,918)
Net loss	$(60,477,680)	$(22,041,401)

Research and Development Expenses

We track outsourced development and personnel costs and other external research and development costs of our TVGN 489 program. We do not track our internal research and development costs on a program-by-program basis. The following table summarizes our research and development expenses for the years ended December 31, 2023 and 2022:

	Year ended December 31,
	2023	2022
TVGN 489 external expenses	$-	$671,078
Personnel costs	2,263,711	1,480,598
Other clinical and pre-clinical development expenses	1,226,402	3,102,855
Facilities and other expenses	913,413	519,768
Total research and development expenses	$4,403,526	$5,774,298

Research and development expenses for the year ended December 31, 2023 were $4.4 million, compared to $5.8 million for the year ended December 31, 2022. The decrease was primarily attributable to a $0.7 million decrease in costs related to TVGN 489 and a $1.9 million decrease in other clinical and pre-clinical development expenses for other product candidates, partially offset by a $0.8 million increase in personnel costs and a $0.4 million increase in facilities and other expenses.

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General and Administrative Expenses

The following table summarizes our general and administrative expenses for the years ended December 31, 2023 and 2022:

	Year ended December 31,
	2023	2022
Personnel costs, including stock-based compensation	$1,095,468	$5,801,243
Legal and professional fees	2,616,925	1,276,924
Facilities and other expenses	727,105	871,599
Total general and administrative expenses	$4,439,499	$7,949,766

General and administrative expenses for the year ended December 31, 2023 were $4.4 million compared to $7.9 million for the year ended December 31, 2022. The decrease was primarily attributable to a $4.7 million decrease in personnel costs since there was no stock-based compensation expense for the year ended December 31, 2023 as all remaining unvested share-based awards include performance conditions that are not probable of being achieved and a $0.1 million decrease in facilities and other expenses, partially offset by a $1.3 million increase in legal and professional costs attributable to the Business Combination.

Interest Expense, Net

We recognized $1.2 million and $0.9 million in interest expense for the years ended December 31, 2023 and 2022, respectively, which was attributable primarily to the outstanding principal balance associated with our convertible promissory notes.

Change in Fair Value of Convertible Promissory Notes

We recognized a $50.4 million and $7.4 million non-cash charge for the change in fair value of the convertible promissory notes for the years ended December 31, 2023 and 2022, respectively. The increase of $43.0 million was primarily caused by an increase in the underlying estimated fair value of our common stock during 2023.

Liquidity and Capital Resources

Sources of Liquidity

As of December 31, 2023, we had $1.1 million in cash and an accumulated deficit of $99.7 million compared to $5.5 million in cash and an accumulated deficit of $39.2 million as of December 31, 2022. To date, we have not yet commercialized any products or generated any revenue from product sales and have financed our operations primarily with proceeds from the sale of convertible promissory notes and research tax credits. Since January 2021, we have raised aggregate gross proceeds of $24.0 million from the sale of convertible promissory notes.

Cash Flows

The following table summarizes our cash flows for the years ended December 31, 2023 and 2022:

	Year ended December 31,
	2023	2022
Cash provided by (used in)
Operating activities	$(8,171,118)	$(8,655,855)
Investing activities	(133,000)	(479,042)
Financing activities	3,872,250	7,500,000
Net change in cash	$(4,431,868)	$(1,634,897)

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Cash Flows from Operating Activities

During the year ended December 31, 2023, we used $8.2 million of net cash in operating activities. Cash used in operating activities reflected our net loss of $60.5 million offset by $52.0 million of non-cash charges related to the change in the fair value of the convertible promissory notes, depreciation expense, reductions in the operating right of use (“ROU”) assets, non-cash interest on the convertible promissory notes, and a $0.3 million net change in our operating assets and liabilities attributable to the timing of our payments to our vendors for research and development activities.

During the year ended December 31, 2022, we used $8.7 million of net cash in operating activities. Cash used in operating activities reflected our net loss of $22.0 million offset by $13.1 million of non-cash charges related to the change in the fair value of the convertible promissory notes, depreciation expense, stock-based compensation, reductions in the operating ROU assets, and a $0.3 million net change in our operating assets and liabilities attributable to the timing of our payments to our vendors for research and development activities.

Cash Flows from Investing Activities

During the years ended December 31, 2023 and 2022, we used $0.1 million and $0.5 million respectively, for the purchase of property and equipment.

Cash Flows from Financing Activities

During the years ended December 31, 2023 and 2022, we received $4.0 million and $7.5 million respectively, of net cash from financing activities attributable to the proceeds from the convertible promissory notes.

Funding Requirements

Our primary sources of funds to meet our near-term liquidity and capital requirements include cash on hand, including the funding we have received from the sale of our Series A Preferred Stock and the funding we expect to receive from the sale of our Series A-1 Preferred Stock. On February 14, 2024, we entered into a securities purchase agreement with an investor pursuant to which an investor agreed to purchase shares of our Series A Preferred Stock for an aggregate purchase price of $8.0 million. On March 27, 2024, we entered into an agreement pursuant to which that amount was reduced to $2.0 million and the investor agreed to purchase shares of our Series A-1 Preferred Stock for an aggregate purchase price of $6.0 million. We have not yet received full payment for those shares. Even if we receive such proceeds, we will still need additional capital to fully implement our business, operating, and development plans.

We expect to devote substantial financial resources to our ongoing and planned activities, particularly as we conduct our planned clinical trials of TVGN 489 and other product candidates.

Identifying potential product candidates and conducting pre-clinical testing and clinical trials is a time-consuming, expensive, and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if approved, may not achieve commercial success.

We expect our expenses to increase substantially in connection with our ongoing activities, particularly as we advance our pre-clinical studies and clinical trials. In addition, if we obtain marketing approval for TVGN 489 in any indication or for any other product candidate we are developing or develop in the future, we expect to incur significant commercialization expenses related to product manufacturing, sales, marketing, and distribution. Furthermore, we expect to incur increased costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding.

Our future capital requirements will depend on many factors, including:

●	the progress, costs, and results of our planned clinical trials of TVGN 489 and other planned and future clinical trials;

●	the scope, progress, costs, and results of our pre-clinical testing and clinical trials of TVGN 489 for additional combinations, targets, and indications;

●	the number of and development requirements for additional indications for TVGN 489 or for any other product candidates;

●	our ability to scale up our manufacturing processes and capabilities to support clinical trials of TVGN 489 and other product candidates we are developing and may develop in the future;

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●	the costs, timing, and outcome of regulatory review of TVGN 489 and other product candidates we are developing and may develop in the future;

●	potential changes in the regulatory environment and enforcement rules;

●	our ability to establish and maintain strategic collaboration, licensing, or other arrangements and the financial terms of such arrangements;

●	the costs and timing of future commercialization activities, including product manufacturing, sales, marketing, and distribution, for TVGN 489 and other product candidates we are developing and may develop in the future for which we may receive marketing approval;

●	our ability to obtain and maintain acceptance of any approved products by patients, the medical community, and third-party payors;

●	the amount and timing of revenue, if any, received from commercial sales of TVGN 489 and any other product candidates we are developing or develop in the future for which we receive marketing approval;

●	potential changes in pharmaceutical pricing and reimbursement infrastructure;

●	the availability of raw materials for use in production of our product candidates; and

●	the costs and timing of preparing, filing, and prosecuting patent applications, maintaining and enforcing our intellectual property and proprietary rights, and defending any intellectual property-related claims.

As of December 31, 2023, we had cash of $1.1 million, and we raised $2.0 million from the sale of our Series A Preferred Stock in the first quarter of 2024 and $1.2 million in connection with the Series A-1 Preferred Stock financing thereafter. Based on our cash balance, as well as our history of operating losses and negative cash flows from operation combined with our anticipated use of cash to, among other things, fund the preclinical and clinical development of our products, identify and develop new product candidates, and seek approval for TVGN 489 and our other product candidates and any other product candidates we may develop, management has concluded that we do not have sufficient cash to fund our operations for 12 months from the date of our financial statements included as Exhibit 99.1 to this Current Report without additional financing, and as a result, under applicable accounting requirements and disclosure rules, there is substantial doubt about our ability to continue as a going concern. In making this determination, applicable accounting standards prohibited us from considering the potential mitigating effect of plans that have not been fully implemented as of the date of our financial statements, including raising additional capital. Our financial information has been prepared on a basis that assumes that we will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. This financial information and our financial statements do not include any adjustments that may result from an unfavorable outcome of this uncertainty.

Until such time, if ever, as we can generate substantial revenues from product sales, we expect to finance our cash needs through a combination of public and private equity offerings and debt financings, strategic alliances, collaborations, and marketing, distribution, or licensing arrangements. However, adequate additional financing may not be available to us on acceptable terms, or at all, and may be impacted by the economic climate and market conditions. See the risk factor in our Annual Report captioned “We will require substantial additional financing to pursue our business objectives, which may not be available on acceptable terms, or at all. A failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development, commercialization efforts or other operations.”

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Contractual Obligations and Commitments

The following table summarizes our contractual obligations and commitments as of December 31, 2023:

	Total	Less than 1 Year	1 to 3 Years
Contractual obligations:
Operating lease commitments (1)	$536,149	$291,703	$244,446
Convertible promissory notes (2)	26,738,945	14,599,166	12,139,779
Total contractual obligations	$27,275,094	$14,890,869	$12,384,225

(1)	Reflects obligations pursuant to our office and laboratory leases in Philadelphia, Pennsylvania and Warren, New Jersey.
(2)	Reflects principal and accrued interest pursuant to our convertible promissory notes issued between January 2021 and October 2023. On February 14, 2024, in connection with the consummation of the Business Combination, our convertible promissory notes were assumed by Semper Paratus and automatically converted immediately following consummation of the Business Combination in accordance with their terms into an aggregate of 10,337,419 shares of our common stock.

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum, or variable price provisions, and the approximate timing of the actions under the contracts. Our contracts with CROs, CMOs, and other third parties for the manufacture of our product candidates and to support pre-clinical research studies and clinical testing are generally cancelable by us upon prior notice and do not contain any minimum purchase commitments. Payments due upon cancellation consisting only of payments for services provided or expenses incurred, including noncancelable obligations of our service providers, up to the date of cancellation are not included in the table above as the amount and timing of such payments are not known.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, and expenses and the disclosure of contingent assets and liabilities in our financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to accrued expenses, the fair value of our common stock, the fair value of our convertible promissory notes, and stock-based compensation. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, including those factors set out in the “Risk Factors” section of our Annual Report. See also the section entitled “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report.

While our significant accounting policies are described in more detail in Note 3 to our audited financial statements included as Exhibit 99.1 to this Current Report, we believe the following accounting policies are the most critical to the judgments and estimates used in the preparation of our financial statements or involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on our financial condition or results of operation.

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Research and Development Expenses

Research and development activities are expensed as incurred. As part of the process of preparing our financial statements, we are required to estimate our accrued research and development expenses, including those related to clinical trials and product candidate manufacturing. This process involves reviewing open contracts and purchase orders, communicating with our applicable personnel to identify services that have been performed on our behalf and estimating the level of service performed and the associated cost incurred for the services when we have not yet been invoiced or otherwise notified of actual costs. Our service providers invoice us in arrears or require prepayments for services performed, as well as on a pre-determined schedule or when contractual milestones are met. We make estimates of our accrued expenses as of each balance sheet date in the financial statements based on facts and circumstances known to us at that time. We periodically confirm the accuracy of the estimates with the service providers and make adjustments if necessary. Examples of estimated accrued research and development expenses include fees paid to:

●	vendors in connection with preclinical and clinical development activities;

●	CROs in connection with clinical trials; and

●	CMOs in connection with the process development and scale-up activities and the production of preclinical and clinical trial materials.

Costs for clinical trials and manufacturing activities are recognized based on an evaluation of our vendors’ progress towards completion of specific tasks, using data such as participant enrollment, clinical site activations, or information provided to us by our vendors regarding their actual costs incurred. Payments for these activities are based on the terms of individual contracts and payment timing may differ significantly from the period in which the services were performed. We determine accrual estimates through reports from and discussions with applicable personnel and outside service providers as to the progress or state of completion of studies, or the services completed. Our estimates of accrued expenses as of each balance sheet date are based on the facts and circumstances known at the time. Costs that are paid in advance of performance are deferred as a prepaid expense and amortized over the service period as the services are provided.

Although we do not expect our estimates to be materially different from amounts actually incurred, our understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in reporting amounts that are too high or too low in any particular period. To date, there have not been any material adjustments to our prior estimates of accrued research and development expenses. However, due to the nature of estimates, we cannot assure you that we will not make changes to our estimates in the future as we become aware of additional information about the status or conduct of our clinical trials and other research activities.

Stock-Based Compensation

Awards under our compensation plans are accounted for in accordance with Accounting Standards Codification 718, Compensation – Stock Compensation. Compensation cost is measured at the grant date fair value of the award and is recognized over the vesting period of the award. We use the straight-line method to record compensation expense of awards with service-based vesting conditions. We account for forfeitures of stock-based awards as they occur. We recognize share-based compensation expense for awards with performance conditions when it is probable that the condition will be met, and the award will vest. Prior to the Merger, we estimated the fair value of our common stock in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

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Estimating the fair value of common stock

We are required to estimate the fair value of shares of our common stock underlying our stock-based awards and in connection with valuing our convertible promissory notes. Because our common stock was not publicly traded prior to February 15, 2024, the fair value of our common stock has been estimated on each grant date by our board of directors, with input from our management, considering third-party valuations of our common stock.

Our board of directors considered various objective and subjective factors to estimate the estimated fair value of our common stock, including:

●	the estimated value of all classes of securities outstanding;

●	the anticipated capital structure that will directly impact the value of the currently outstanding securities;

●	our results of operations and financial position;

●	the status of our research and development efforts;

●	the composition of, and changes to, our management team and board of directors;

●	the lack of liquidity of our common stock as a private company;

●	our stage of development and business strategy and the material risks related to our business and industry;

●	external market conditions affecting the life sciences and biotechnology industry sectors;

●	the likelihood of achieving a liquidity event for the holders of our common stock, such as an initial public offering, or a sale of the company, given the prevailing market conditions; and

●	the market value and volatility of comparable companies.

Fair Value Measurements

Our recurring fair value measurements primarily consist of the convertible promissory notes, for which we have elected the fair value option. As a result of our electing this option, we record our convertible promissory notes at fair value.

We use the Probability Weighted Expected Return Method (“PWERM”) valuation methodology to determine the fair value of the convertible promissory notes for all the periods presented. The PWERM is a scenario-based methodology that estimates the fair value based upon an analysis of future values for the company, assuming various outcomes. The value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available. The future value under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value. Significant assumptions used in determining the fair value of convertible promissory notes include volatility, discount rate, and probability of a future liquidity event.

Recent Accounting Pronouncements

See Note 3 on page F-8 to our financial statements included as Exhibit 99.1 to this Current Report for a description of recent accounting pronouncements applicable to our financial statements.

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